Exhibit 99.1

Equillium and Ono Pharmaceutical Announce Exclusive Option and Asset Purchase Agreement for the Development and Commercialization of Itolizumab

Equillium grants Ono an option to purchase rights to itolizumab

Equillium to receive an upfront payment of approximately $26.0M (¥3.5B); eligible to receive up to approximately $138.5M (¥18.7B) in option exercise and milestone payments

Ono to fund Equillium’s continued research and development of itolizumab during the exercise period

Conference call and webcast today at 8:30 a.m. ET

LA JOLLA, California, December 6, 2022 - Equillium, Inc. (Nasdaq: EQ), a clinical-stage biotechnology company focused on developing novel therapeutics to treat severe autoimmune and inflammatory disorders, and Ono Pharmaceutical Co., Ltd. (“Ono”), today announced an option and asset purchase agreement through which Ono gains the exclusive option to purchase Equillium’s rights to itolizumab, a first-in-class monoclonal antibody targeting CD6. These rights include all therapeutic indications and the rights to commercialize itolizumab in the United States, Canada, Australia, and New Zealand.

“We are very pleased to partner itolizumab with Ono, a leading Japanese pharmaceutical company dedicated to fighting disease and pain,” said Bruce Steel, Chief Executive Officer at Equillium. “This strategic partnership validates the potential of itolizumab to address autoimmune and immuno-inflammatory disorders for patients in significant need of new therapies. Through this partnership we have secured the resources necessary to continue advancing our Phase 3 EQUATOR study of itolizumab in the treatment of first-line acute graft-versus-host disease, a severe life-threatening disease, and our ongoing EQUALISE study in lupus nephritis. Based on our current operating plan we expect this strategic partnership will enable us to fund operations into 2025, enabling us to advance our wholly-owned pipeline of multi-cytokine inhibitors through multiple key milestones, including our ongoing Phase 2 study of EQ101 in alopecia areata and Phase 1 study of EQ102 in celiac disease.”

“We believe this collaboration with Equillium reinforces our commitment to research and development and creating innovative therapeutics in immunology,” said Gyo Sagara, President and Chief Executive Officer of Ono. “We are very pleased to be partnering with Equillium to develop a novel medicine for patients with difficult-to-treat immuno-inflammatory disorders. We hope that itolizumab will serve as our foundation for expanding our business in the United States and pave the way for becoming a global specialty pharmaceutical company.”

Under the terms of the agreement, Equillium will receive a non-refundable upfront payment of approximately $26.0 million (¥3.5 billion) and will also be eligible to receive up to an aggregate of approximately $138.5 million (¥18.7 billion) for exercise of the option and milestone payments from development through first commercial sale. Equillium will be responsible for the conduct of all research and development of itolizumab, which will be fully funded by Ono on a quarterly basis commencing July 1, 2022 through the option period.1 The option period will expire three months following delivery of topline data from the EQUALISE study in lupus nephritis and interim data from the EQUATOR Phase 3 study in acute GVHD.

[1]

Upfront and option exercise payments are based in Japanese yen and subject to currency exchange rates at the time of payment (U.S. dollar amounts are estimates based on the average exchange rate on December 2, 2022). R&D funding and milestone payments are to be paid in U.S. dollars.

Conference Call

Management will host a conference call to discuss the option and asset purchase agreement with Ono Pharmaceutical Co., Ltd. for analysts and institutional investors, at 8:30 a.m. ET today, December 6, 2022. To access the call, please dial (888) 350-3846 or (646) 960-0251 and, if needed, provide confirmation number 8770084. A live webcast of the call will also be available on the company’s Investor Relations page at www.equilliumbio.com/investors/events-and-presentations/default.aspx. The webcast will be archived for 180 days.

About Itolizumab

Itolizumab is a clinical-stage, first-in-class anti-CD6 monoclonal antibody that selectively targets the CD6-ALCAM pathway. This pathway plays a central role in modulating the activity and trafficking of T cells that drive a number of immuno-inflammatory diseases. Equillium acquired rights to itolizumab through an exclusive partnership with Biocon Limited.

About Multi-Cytokine Platform: EQ101 & EQ102

Our proprietary Multi-Cytokine Platform (MCP) generates rationally designed composite peptides that selectively block key cytokines at the shared receptor level targeting pathogenic cytokine redundancies and synergies while preserving non-pathogenic signaling. This approach provides multi-cytokine inhibition at the receptor level and is expected to avoid the broad immuno-suppression and off-target safety liabilities that may be associated with other therapeutic classes, such as JAK inhibitors. Many immune-mediated diseases are driven by the same combination of dysregulated cytokines, and we believe identifying the key cytokines for these diseases will allow us to target and develop customized treatment strategies for multiple autoimmune and inflammatory diseases.

Current MCP assets include EQ101, a first-in-class, selective, tri-specific inhibitor of IL-2, IL-9 and IL-15, and EQ102, a first-in-class, selective, bi-specific inhibitor of IL-15 and IL-21.

About Ono Pharmaceutical

Ono Pharmaceutical Co., Ltd., headquartered in Osaka, is an R&D-oriented pharmaceutical company committed to creating innovative medicines in specific areas. Ono focuses its research on the oncology, immunology, neurology and specialty research with high medical needs as priority areas for discovery and development of innovative medicines. For further information, please visit the company’s website at https://www.ono-pharma.com/.

About Equillium

Equillium is a clinical-stage biotechnology company leveraging a deep understanding of immunobiology to develop novel therapeutics to treat severe autoimmune and inflammatory disorders with high unmet medical need. The company’s pipeline consists of the following novel immunomodulatory assets targeting immuno-inflammatory pathways. Itolizumab, a first-in-class monoclonal antibody that targets the CD6-ALCAM signaling pathway which plays a central role in the modulation of effector T cells, is currently in a Phase 3 study for patients with acute graft-versus-host disease (aGVHD) and is in a Phase

1b study for patients with lupus/lupus nephritis. EQ101 is a first-in-class tri-specific cytokine inhibitor that selectively targets IL-2, IL-9, and IL-15. Equillium is currently enrolling patients in a Phase 2 proof-of-concept study of EQ101 for patients with alopecia areata. EQ102 is a bi-specific cytokine inhibitor that selectively targets IL-15 and IL-21. Equillium is currently enrolling patients in a Phase 1 study of EQ102, including healthy volunteers and celiac disease patients.

For more information, visit www.equilliumbio.com.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with Metacrine, Inc.’s pending acquisition by Equillium, Inc., Equillium filed a registration statement on Form S-4 (File No. 333-268024) containing a joint proxy statement/prospectus of Equillium and Metacrine and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). EQUILLIUM URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUILLIUM, METACRINE AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus and other documents filed by Equillium and Metacrine with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus and Equillium’s other SEC filings are also available on Equillium’s website at www.equilliumbio.com.

Equillium, Metacrine and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding Equillium’s officers and directors is included in Equillium’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Equillium’s Investors page on its corporate website at www.equilliumbio.com. Information regarding Metacrine’s officers and directors is included in Metacrine’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Metacrine’s Investors page on its corporate website at www.metacrine.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of Equillium’s stockholders or Metacrine’s stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to statements regarding the potential benefits and risks of the transactions contemplated by the option and asset purchase agreement entered into by the Company and Ono, including the possibility that Ono does not exercise the option, the Company receives no further payments under the option and asset purchase agreement other than those payable upon signing, the possibility that, if commercialized, itolizumab proves to be more valuable than contemplated by the option and asset purchase agreement, the fluctuation of the foreign exchange rate, the benefit of treating patients with aGVHD or lupus/lupus nephritis with itolizumab, Equillium’s plans and expected timing for developing itolizumab including the expected timing of initiating, completing and announcing further results from the EQUATE, EQUIP, and EQUALISE studies, Equillium’s plans and expected timing for developing EQ101 and EQ102 including the expected timing of initiating, completing and announcing further results from Phase 2 and Phase 1 studies, respectively, the potential for any of Equillium’s ongoing or planned clinical studies to show safety or efficacy, Equillium’s anticipated timing of regulatory review and feedback, Equillium’s cash runway, and Equillium’s plans and expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to the abilities of the leadership team to perform as expected; Equillium’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; Equillium’s plans and product development, including the initiation and completion of clinical studies and the reporting of data therefrom; whether the results from clinical studies will validate and support the safety and efficacy of Equillium’s product candidates; risks related to Ono’s financial condition, willingness to continue to fund the development of itolizumab, and decision to exercise its option to purchase itolizumab or terminate the option and asset purchase agreement; changes in the competitive landscape; uncertainties related to Equillium’s capital requirements; and having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in Equillium’s filings and reports, which may be accessed for free by visiting EDGAR on the SEC web site at http://www.sec.gov and on the Company’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor & Media Contact

Equillium, Inc.

Michael Moore

Vice President, Investor Relations Officer & Head of Corporate Communications

619-302-4431

ir@equilliumbio.com